Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS
OF FUSHI INTERNATIONAL, INC.

We hereby consent to the incorporation by reference of our report dated March 4, 2006 related to the financial statements of Fushi International, Inc. included in this Form S-8.

/s/ JIMMY C.H. CHEUNG
JIMMY C.H. CHEUNG & CO
Certified Public Accountants

Hong Kong

AUGUST 14, 2008